EXHIBIT 99.1

Phoenix Footwear Group, Inc.

FOR IMMEDIATE RELEASE

PHOENIX FOOTWEAR GROUP, INC. ANNOUNCES

THIRD QUARTER 2004 RESULTS

- Net Sales Double -
- Gross Margin increases to 42.4% -

Carlsbad, California, October 28, 2004 — Phoenix Footwear Group, Inc. (AMEX: PXG) announced today consolidated results for the third quarter ended September 25, 2004. Net sales for the third quarter totaled $23.2 million versus $11.0 million for the third quarter of 2003, an increase of $12.2 million or 110.9%.

The Company’s financial results for the third quarter of 2004 resulted in pre-tax income of $2.7 million, compared to a pre-tax income of $1.7 million in the third quarter of 2003. Net income per diluted share was $0.24 for the third quarter ended September 25, 2004 as compared to net income per diluted share of $0.26 for the prior year quarter. Net income for the prior year quarter included a $285,000 non-taxable excise tax refund offset by $109,000 in acquisition and corporate relocation costs or $0.05 per diluted share. Gross margin for the current year third quarter was 42.4%, compared to 41.3% for the third quarter in 2003.

The per share amounts for the third quarter ended September 25, 2004 include the effect of 771,869 shares of common stock issued by Phoenix in its 2003 brand acquisitions as well as the effect of 2.7 million shares issued in connection with its 2004 stock offering and acquisition of the Altama brand.

James R. Riedman, Chairman, commented, “Our third quarter results reflect the significant expansion of our company during the past year, including the completion of three major acquisitions, which resulted in a doubling of our revenues. We remained solidly profitable during the quarter with gross margins, operating income and net income all increasing over the prior year. Our EPS was in line with our revised expectations, reflecting softness at our Trotters brand and changes in the quantity and timing of product deliveries at our Altama unit.”

Richard White, Chief Executive Officer, commented, “We are confident in our ability to address the Trotters brand performance and anticipate receiving clarity on Altama’s government contracts in early 2005. We have made good progress on the integration of Altama since the acquisition closed this past July, as we continue to focus on expanding the unit’s revenue streams in both the commercial and DOD markets. In addition, we have completed the redesign and repositioning of our H.S. Trask line and we are pleased with the initial response to our product going into 2005. In fact, H.S. Trask recently entered into a new relationship with The Walking Company, whereby the H.S. Trask line will be featured in most of The Walking Company’s 73 stores. Looking ahead, the majority of the brands we owned for all of 2004 are demonstrating increased bookings for 2005 and we are committed to growing the Company organically, while maintaining our margins and profitability.”

Results for the Third Quarter Ended September 25, 2004

Net sales for the third quarter ended September 25, 2004 increased $12.2 million, or 110.9%, to $23.2 million from $11.0 million for the third quarter of 2003. This increase includes $6.7 million of new revenue associated with the Altama brand acquisition, completed during the third quarter. Excluding Altama, Phoenix’s Trotters, SoftWalk, H.S. Trask, and Royal Robbins brands generated flat organic growth during the third quarter as compared to pro forma net sales for these brands during the prior year quarter.

Gross margin in the third quarter was 42.4% of net sales, compared to 41.3% in the third quarter of 2003. The increase in gross margin was primarily related to our 2003 brand acquisitions, an improved product sales mix and reduced close-out sales. Selling, general and administrative expenses for the third quarter of 2004 were $6.9 million or 29.8% of net sales, versus $3.0 million or 27.3% of net sales for the third quarter of 2003. This increase is related to increased operating costs associated with supporting a higher sales volume, our recently acquired brands and increased sales, design and management compensation expenses.

During the third quarter of 2004, interest expense totaled $199,000, compared to $61,000 in the comparable prior year period. This increase is primarily related to increased acquisition and working capital debt associated with our 2003 and 2004 brand acquisitions.

The Company’s effective tax rate during the current quarter was 37% resulting from a change in state tax apportionment ratios. The effective tax rate during the third quarter ended September 27, 2003 was 31% due primarily to an excise tax refund, which was non-taxable for income tax purposes.

Results for the Nine Months Ended September 25, 2004

Net sales for the nine months ended September 25, 2004 increased $27.9 million or 101.0%, increasing to $55.7 million from $27.8 million for the nine months ended September 27, 2003. Excluding Altama, net sales for the Company’s Trotters, SoftWalk, H.S. Trask, and Royal Robbins brands increased 3.6% during the nine-month period ended September 25, 2004, as compared to pro forma net sales for these brands during the prior year period.

Gross margin for the nine months ended September 25, 2004 was 43.6% of net sales, compared to 42.3% for the nine months ended September 27, 2003. The increase in gross margin was primarily related to our 2003 brand acquisitions, improved product sales mix and reduced close-out sales. Selling, general and administrative expenses for the nine months ended September 25, 2004 were $17.7 million or 31.9% of net sales, versus $8.5 million or 30.5% of net sales for the nine months ended September 27, 2003. This increase was related to increased operating costs associated with supporting a higher sales volume, our recently acquired brands and increased sales, design and management compensation expenses.

Interest expense amounted to $503,000 for the nine months ended September 25, 2004, compared to $513,000 for the nine months ended September 27, 2003. The prior year period results included interest charges totaling $376,000 associated with the dissenting stockholders’ litigation settlement.

BUSINESS OUTLOOK

The following statements are based on current information and expectations, and actual results may differ materially. The Company can give no assurances that such expectations will prove correct. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after October 28, 2004. The Company makes these statements as of today and undertakes no obligation to update this information based on actual results during the period or changes in assumptions or estimates or other changes in the period. While it is currently expected that these business outlook statements will not be updated prior to the release of the Company’s fourth quarter and fiscal 2004 earnings announcement, the Company reserves the right to update the outlook for any reason during the quarter, including the occurrence of material events.

Kenneth Wolf, Chief Financial Officer, commented, “We have revised our financial guidance for 2004. We now expect overall revenues of $70 to $75 million for the full year 2004, compared to our prior guidance of $79 to $89 million. In addition we now expect full-year 2004 diluted EPS of $0.65 to $0.70.”

Third Quarter 2004 Conference Call

The Company will host a conference call to discuss its third quarter 2004 results on Thursday, October 28, 2004 at 11:00 a.m. Eastern Time. To access the conference call, please dial 888-858-4066 (U.S.), 973-935-2402 (Int’l) ten minutes prior to the start time. The conference call will also be available via live webcast on the investor portion of the Company’s website, located at www.phoenixfootwear.com. If you cannot listen to the conference call at its scheduled time, there will be a replay available through Thursday, November 4, 2004, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 5309989. The webcast will also be archived on the Company’s website for one week.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men’s and women’s footwear and apparel. The Company’s premium brands include Trotters®, SoftWalk®, H.S. Trask®, Altama®, Ducks Unlimited® and Royal Robbins®. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected revenues, profits and earnings per share for the full year 2004 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2004 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: risks related to our acquisition efforts; changing consumer preferences and fashion trends; competition from other companies in our markets; the concentration of our sales to a relatively small group of customers; the potential financial instability of our customers; our ability to protect our intellectual property rights; the risks of doing business in international markets; our reliance on independent manufacturers; disruptions in Altama’s manufacturing system; our ability to replace revenues from lost sales to the DoD of products planned to be discontinued; the loss of one or more senior executives; adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; fluctuations in the price, availability and quality of raw materials; a decline in general economic conditions; the difficulty in evaluating our recent operating results given the significance of our recent acquisitions to our operations; the risk of dilution to investors and increased leverage from the financing of any future acquisitions; the risk of foreclosure on our assets by our bank in the event of a default under our secured credit arrangement; the possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions; the risk of dilution to stockholders’ ownership percentage as the result of the exercise of outstanding stock options; the negative effect on investment value and growth opportunities from a charge to earnings from the compensation of employees under our employee retirement plan; the control over the Company by a principal stockholder; our ability to manage inventory levels; and, fluctuations in our financial results as a result of the seasonality in our business. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on our current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statement.

The Company has discussed pro forma organic sales growth, which is a non-GAAP financial measure of reported sales based on our pro forma net sales for the third quarter and first nine months of fiscal 2003. In our measure of pro forma net sales, we have included unaudited prior year period net sales of H.S. Trask and Royal Robbins. This pro forma information is considered a non-GAAP financial measure, but is provided to present the combined companies’ results as if they were combined for fiscal 2003. The sales figures for these acquisitions are internally prepared and unaudited, and have not been reviewed by our independent accountants. Management believes that discussing pro forma organic sales growth provides a better understanding of the Company’s net sales performance and trends than reported revenue because it allows for more meaningful comparisons of current-period revenue to that of prior periods on a comparable basis.

The non-GAAP financial measures discussed in the preceding paragraph and elsewhere in this report do not replace the presentation of Phoenix Footwear’s GAAP financial results and do not necessarily reflect the actual financial results of the combined companies for the periods presented. A reconciliation of the non-GAAP financial measures contained in this report to the most comparable GAAP measures is as follows:

	Pro Forma Net Sales	Pro Forma Net Sales
	for the Three	for the Nine Months
	Months Ended	Ended September 27,
	September 27, 2003	2003
	(in thousands)	(in thousands)
	(unaudited)	(unaudited)
Phoenix Footwear Group, Inc. (Actual)	$11,002	$27,761
2003 Acquired Brands (H.S. Trask & Co. and Royal Robbins, Inc.,)	5,432	19,476
2004 Acquired Brands (Altama)	9,983	23,947

Total Net Sales	$26,417	$71,184

(See Attached Financial Tables)

Contacts:

Kenneth Wolf	Todd St.Onge
Chief Financial Officer	Brainerd Communicators, Inc.

Phoenix Footwear Group, Inc.	(212) 986-6667
(760) 602-9688

Phoenix Footwear Group, Inc
Consolidated Condensed Statement of Operations

	For the Quarter Ended				For the Nine Months Ended
	(Unaudited)				(Unaudited)
	September 25, 2004		September 27, 2003		September 25, 2004		September 27, 2003

Net sales	$23,176,000	100.0%	$11,002,000	100.0%	$55,690,000	100.0%	$27,761,000	100.0%
Cost of goods sold	13,345,000	57.6%	6,463,000	58.7%	31,424,000	56.4%	16,015,000	57.7%

Gross profit	9,831,000	42.4%	4,539,000	41.3%	24,266,000	43.6%	11,746,000	42.3%
Operating expenses:
Selling and administrative expenses	6,907,000	29.8%	3,009,000	27.3%	17,740,000	31.9%	8,463,000	30.5%
Other expense, net	3,000	0.0%	(184,000)	-1.7%	62,000	0.1%	1,231,000	4.4%

Total operating expenses	6,910,000	29.8%	2,825,000	25.7%	17,802,000	32.0%	9,694,000	34.9%

Operating income	2,921,000	12.6%	1,714,000	15.6%	6,464,000	11.6%	2,052,000	7.4%
Interest expense	199,000	0.9%	61,000	0.6%	503,000	0.9%	513,000	1.8%

Earnings before income taxes	2,722,000	11.7%	1,653,000	15.0%	5,961,000	10.7%	1,539,000	5.5%
Income tax provision	994,000		507,000		2,354,000		706,000

Net earnings	$1,728,000	7.5%	$1,146,000	10.4%	$3,607,000	6.5%	$833,000	3.0%

Net earnings per share:
Basic	$0.26		$0.28		$0.68		$0.22

Diluted	$0.24		$0.26		$0.61		$0.20

Shares outstanding:
Basic	6,666,000		4,066,000		5,273,000		3,778,000
Diluted	7,331,000		4,479,000		5,903,000		4,092,000

Phoenix Footwear Group, Inc.
Consolidated Condensed Balance Sheets

	As of	As of
	September 25,	December 27,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash	$775,000	$1,058,000
Accounts receivable, net	16,102,000	8,083,000
Other receivable	1,275,000	530,000
Inventories, net	21,504,000	12,717,000
Other current assets	2,977,000	803,000

Total current assets	42,633,000	23,191,000
Property, Plant & Equipment, net	3,706,000	1,623,000
Other assets, net	64,000	115,000
Goodwill	19,723,000	5,178,000
Unamortized intangibles	17,975,000	3,820,000
Intangible assets, net	4,920,000	1,766,000
Other receivable	189,000	718,000

	$89,210,000	$36,411,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,398,000	$4,782,000
Accrued expenses	1,862,000	1,077,000
Contingent liability	—	1,942,000
Notes payable — current	3,656,000	1,661,000
Deferred income tax	195,000	195,000
Income taxes payable	—	111,000

Total current liabilities	12,111,000	9,768,000
Notes payable, non-current	11,178,000	4,941,000
Note payable — line of credit	12,100,000	5,480,000
Other long term liabilities	1,644,000	—
Deferred Income Tax	1,235,000	1,235,000

Total liabilities	38,268,000	21,424,000
Stockholders’ equity	50,942,000	14,987,000

	$89,210,000	$36,411,000